Exhibit 99.1

First Financial Bancorp Reports Second Quarter 2010 Financial Results

Cincinnati, Ohio – August 3, 2010 – First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the second quarter 2010 and for the six month period ended June 30, 2010.

Second quarter 2010 net income and net income available to common shareholders was $17.8 million and earnings per diluted common share were $0.30.  This compares with first quarter 2010 net income of $11.6 million, net income available to common shareholders of $9.7 million and earnings per diluted common share of $0.17 and second quarter 2009 net income of $1.5 million, net income available to common shareholders of $0.5 million and earnings per diluted common share of $0.01.

For the six month period ended June 30, 2010, net income was $29.4 million, net income available to common shareholders was $27.5 million and earnings per diluted common share were $0.48 as compared to net income of $7.2 million, net income available to common shareholders of $5.6 million and earnings per diluted common share of $0.14 for the six month period ended June 30, 2009.

▪	Strong quarterly profitability despite continued economic downturn
-	Return on average assets of 1.07%
-	Return on average shareholders’ equity of 10.24%

▪	Earnings continue to add to already robust capital ratios
-	Tangible common equity to tangible assets of 9.90%
-	Tier 1 capital ratio of 18.75%
-	Total risk-based capital of 20.02%

▪	Net interest margin remains strong at 4.51%
-	Margin declined 36 basis points compared to first quarter 2010; however, still high when compared to regional peers
-	Total liquidity of $842 million creating downward pressure on margin, but provides opportunity for future margin expansion

▪	Stable credit performance as compared to first quarter 2010 and second quarter 2009
-	Net loan charge-offs related to uncovered loans down significantly to $5.0 million; a decrease of 64% and 39%, respectively
-	Provision for uncovered loan losses decreased to $6.2 million, representing a decline of 46% and 41%, respectively

▪	Markedly low risk balance sheet
-	FDIC loss share coverage on 38% of loan portfolio
-	100% risk-weighted assets represent only 43% of balance sheet

▪	Continued growth in strategic deposit balances
-	Average strategic transaction and savings deposits increased $158.5 million, or 5.4% on a linked quarter basis, during the second quarter 2010
-	Expected continued runoff of acquired-non-strategic deposits, most of which consist of time and brokered accounts

▪	Solid growth in recurring and strategic fee revenue and other noninterest income, increasing 13% quarter-over-quarter

Claude Davis, President and Chief Executive Officer, commented, “Despite the continued challenging operating environment, we achieved solid financial results for the quarter.  We continued to execute our client-focused business model with improvement in our wealth management, mortgage and deposit businesses, including over $150 million of average growth in low cost transaction and savings deposits within our strategic markets.

“New loan demand remains sluggish due to the economic environment and as a result, our cash position continues to build, which had a negative impact on our net interest margin.  However, this liquidity, combined with our robust capital position, is the foundation of our strong balance sheet which provides the ability to take advantage of opportunities within our strategic markets. Additionally, we managed our ongoing operating expenses in a prudent manner while continuing to invest in infrastructure and growing our business.”

DETAILS OF RESULTS
When compared to the second quarter 2009 and the six month period ended June 30, 2009, the results of the comparable periods in 2010 were impacted by a number of acquisition-related items.  During the third quarter 2009, through FDIC-assisted transactions, First Financial assumed the banking operations of Peoples Community Bank (“Peoples”), Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. (collectively, “Irwin”).

In connection with the FDIC-assisted transactions, the Company has loss sharing arrangements with the FDIC.  Under the terms of these agreements, the FDIC will reimburse the Company for losses with respect to certain loans (“covered loans”) and other real estate owned (“OREO”) (collectively, “covered assets”).

As a result of the acquisitions, the Company’s business and operating markets expanded significantly.  To assist readers in understanding the financial and strategic impact of the acquisitions, the combined operations of First Financial’s legacy and acquired businesses will be discussed in three categories: “Legacy-Strategic”, “Acquired-Strategic” and “Acquired-Non-Strategic”.  Additional disclosures have been added in a separate section of the earnings release that segregate the effect acquisition-related items have on certain reported income statement and balance sheet amounts, “Section II – Supplemental Information on Covered Assets and Acquisition-Related Items”.  Definitions of the business categories and other financial items related to the acquisitions can be found below in “Glossary of Terms”.

In an effort to simplify and clarify the financial performance of First Financial, a number of significant items are noted separately throughout this release and will address the nature, timing and expected recurrence of each item.  Available on the Company’s website at www.bankatfirst.com is a presentation providing supplemental information regarding its quarterly results.

Glossary of Terms
To assist readers in understanding the Company’s financial results and the effect of the acquisitions on reported amounts, the following terms are used throughout this release to refer to specific acquisition-related items.  The first three define the business components referred to above and the remaining items define specific covered loan terminology.

Legacy-strategic – Elements of the business that existed prior to the acquisitions and will continue to be supported.
Acquired-strategic – Elements of the business that the Company intends to retain and will continue to support and build.  Legacy-strategic and acquired-strategic are collectively referred to as “strategic.”
Acquired-non-strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value.  No growth or replacement is expected.
Rate-based valuation mark – Represents the carrying value discount required to establish the appropriate effective yield for covered loans.
Credit-based valuation mark – The valuation adjustment applied to covered loans related to credit loss assumptions.
Accelerated discount on loan prepayments and dispositions – The acceleration of the unrealized rate-based valuation mark plus any recognition of the credit-based valuation mark. This item will be ongoing but diminishing as covered loan balances decline overtime.
UPB – Unpaid principal balance
Carrying value – The unpaid principal balance of a covered loan less any rate- or credit-based valuation mark.

Unless otherwise noted, all amounts discussed in this earnings release are pre-tax except net income and per-share data which are presented after-tax. Percentage changes are not annualized unless specifically noted. In some instances, financial data may not add up due to rounding.

SECTION I – RESULTS OF OPERATIONS

NET INTEREST INCOME
Net interest income on a fully tax-equivalent basis for the second quarter 2010 was $68.0 million as compared to $72.2 million for the first quarter 2010 and $31.5 million, as compared to the comparable year-over-year period.  While the average balances of interest-earning assets and interest-bearing liabilities remained relatively unchanged for the second quarter 2010 as compared to the first quarter, the asset mix continued to change as higher yielding loans paid down and converted to lower yielding cash or investments, which negatively impacted the net interest margin and resulted in the lower level of net interest income.  In addition to higher levels of interest-earning assets and interest-bearing liabilities resulting from the 2009 acquisitions, the year-over-year increase of $36.4 million was also impacted by the significant increase in the net interest margin (see further discussion below).

For the six month period ended June 30, 2010, net interest income on a fully tax-equivalent basis was $140.2 million as compared to $62.8 million for the comparable period in 2009.  Similar to the quarterly year-over-year items noted above, the increase was driven by the larger balance sheet items as well as a higher net interest margin (see further discussion below).

Included in net interest income for both the second quarter and first quarter 2010 were the results of operations classified by the Company as acquired-non-strategic.  These amounts totaled $10.2 million and $10.9 million during those periods, respectively, and in sum totaled $21.1 million for the six months ended June 30, 2010.  See additional discussion in Section II.

NET INTEREST MARGIN
Net interest margin was 4.51% for the second quarter 2010 as compared to 4.87% for the first quarter 2010 and 3.59% for the second quarter 2009.  The net interest margin was significantly impacted by normal amortization and paydowns in both the covered and uncovered loan portfolios.  As loan demand remains slow in the Company’s strategic markets, the incoming cash flows from the loan portfolios contributed to an increased cash position which accounted for 34 basis points of the linked quarter net interest margin decline.  While the Company experienced a lower level of interest income and, as a result, a lower net interest margin during the quarter due partly to its cash position, it deliberately avoided redeploying the cash into long term securities as it did not want to introduce higher levels of duration and pricing risk.  The average balance of cash and interest-bearing deposits during the second quarter was $827 million which earned a combined yield of 0.22%.  As such, opportunities for net interest margin enhancement may exist as the Company considers alternatives for deploying its high level of liquidity, including purchasing investment securities consistent with its asset / liability management objectives, future loan demand and restructuring liabilities.  See additional discussion in the Investments section.

The increase of 92 basis points over the comparable year-over-year period was primarily attributable to the higher yield on covered loans, improved pricing in new loan originations, lower funding costs of deposits as a result of repricing acquired CDs and disciplined pricing strategies, and an overall increase in earning assets.

Net interest margin for the six month period ended June 30, 2010 was 4.69% as compared to 3.60% for the six month period ended June 30, 2009.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended June 30, 2010, March 31, 2010 and December 31, 2009 highlighting the estimated impact of covered loan activity and other transition items on the Company’s reported balance.

Table I
	For the Three Months Ended
	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2009

Total noninterest income	$25,296	$19,368	$24,149

Significant components of noninterest income

Items likely to recur:

Accelerated discount on loan prepayments and dispositions [1]
Rate-based valuation mark - loan sales	-	1,631	2,298
Rate-based valuation mark - prepayments	4,544	2,706	3,083
Credit-based valuation mark - loan sales [2]	-	295	621
Credit-based valuation mark - prepayments [2]	2,864	1,465	2,213
Total accelerated discount	7,408	6,097	8,215

Other acquired-non-strategic income	475	80	1,839
Transition-related items	-	366	(388)

Items expected not to recur:

FDIC settlement and other items not expected to recur	2,930	-	-

Total excluding items noted above	$14,483	$12,825	$14,483

[1] See Section II for additional information [2] Net of the corresponding valuation adjustment on the FDIC indemnification asset

During the quarterly periods presented above, covered loan activity positively impacted noninterest income.  This activity is discussed in more detail in Section II.  Also included in noninterest income for the second quarter 2010 was $2.3 million of non-recurring income related to the settlement of certain initial cash items and valuations related to the 2009 FDIC acquisitions.  Excluding the impact of all accelerated discounts and other transition items as well as gains on the sales of investment securities and other items not expected to recur, estimated noninterest income earned in the second quarter 2010 was $14.5 million as compared to $12.8 million in the first quarter 2010 and $10.6 million in the second quarter 2009.  The increase from the linked quarter was primarily attributable to higher service charges on deposits, gains on sales of residential mortgages, bankcard interchange income, trust and wealth management fees and BOLI income, partially offset by lower insurance income.  The increase in the comparable year-over-year quarter was driven primarily by higher service charges on deposit accounts resulting from an increase in transaction-based deposits, increased bankcard income, higher trust and wealth management fees and higher brokerage and insurance income as a result of the 2009 acquisitions.

For the six month period ended June 30, 2010, noninterest income totaled $44.7 million as compared to $26.1 million for the similar year-over-year period.  Excluding the items mentioned above in Table I as well as the gain on sale of the property & casualty portion of the insurance business which occurred during the first quarter 2009, noninterest income was $27.3 million for the six month period ended June 30, 2010 as compared to $22.1 million for the six months ended June 30, 2009.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended June 30, 2010, March 31, 2010 and December 31, 2009 including the estimated effect of acquired-non-strategic operations, acquisition-related costs and other transition items.

Table II
	For the Three Months Ended
	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2009

Total noninterest expense	$59,356	$62,154	$61,607

Significant components of noninterest expense

Items likely to recur:

Proportionate share of losses in excess of credit-based
valuation mark [1,2]	3,538	1,892	763
Acquired-non-strategic operating expenses [1]	1,270	2,201	1,303
Transition-related items [1]	1,321	6,263	6,625
FDIC indemnification support	938	605	387

Items expected not to recur:

Acquisition-related costs [1]	2,180	2,629	3,703
Other items not expected to recur	2,387	1,019	1,599

Total excluding items noted above	$47,722	$47,545	$47,227

[1] See Section II for additional information
[2] Represents 20% of total recognized, unanticipated losses on covered loans

Similar to the first quarter 2010 and fourth quarter 2009, noninterest expense during the second quarter 2010 continued to be affected by acquisition-related costs as well as other transition-related items and costs related to the Company’s acquired-non-strategic operations.  After adjusting for these items, estimated noninterest expense was essentially unchanged, totaling $47.7 million for the second quarter 2010.  Compared to the year-over-year quarter, excluding the FDIC special assessment and acquisition-related expenses incurred during the second quarter 2009, estimated noninterest expense increased $17.1 million, primarily driven by higher salaries and employment benefits, occupancy costs, equipment expenses and marketing costs resulting from the 2009 acquisitions.

For the six month period ended June 30, 2010, noninterest expense totaled $121.5 million compared to $62.7 million for the comparable year-over-year period.  Excluding the items mentioned above in Table II as well as severance costs related to the first quarter 2009 sale of the property & casualty portion of the insurance business, noninterest expense was $95.3 million for the six month period ended June 30, 2010 as compared to $60.3 million for the six months ended June 30, 2009.

INCOME TAXES
For the second quarter 2010, income tax expense was $9.5 million, resulting in an effective tax rate of 34.8%, compared with income tax expense of $6.3 million and an effective tax rate of 35.0% during the first quarter 2010 and $0.7 million and an effective tax rate of 32.6% during the comparable year-over-year period.

For the six month period ended June 30, 2010, income tax expense was $15.8 million, resulting in an effective tax rate of 34.9%, compared with income tax expense of $3.7 million and an effective tax rate of 34.2% during the six months ended June 30, 2009.

CREDIT QUALITY – EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company’s uncovered loan portfolio for the trailing five quarter periods as of June 30, 2010.

Table III
	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2010	2010	2009	2009	2009

Total nonaccrual loans	$66,671	$66,869	$71,657	$60,506	$37,593
Restructured loans	$12,752	$7,584	$6,125	$3,102	$197
Total nonperforming loans	$79,423	$74,453	$77,782	$63,608	$37,790
Total nonperforming assets	$96,241	$92,540	$81,927	$67,909	$42,956

Nonperforming assets as a % of:
Period-end loans plus OREO	3.42%	3.27%	2.83%	2.36%	1.48%
Total assets	1.46%	1.41%	1.23%	0.94%	1.14%

Nonperforming loans as a % of total loans	2.84%	2.65%	2.69%	2.21%	1.31%

Provision for loan and lease losses - uncovered	$6,158	$11,378	$14,812	$26,655	$10,358

Allowance for uncovered loan & lease losses	$57,811	$56,642	$59,311	$55,770	$38,649

Allowance for loan & lease losses as a % of:
Period-end loans	2.07%	2.01%	2.05%	1.94%	1.34%
Nonaccrual loans	86.7%	84.7%	82.8%	92.2%	102.8%
Nonperforming loans	72.8%	76.1%	76.3%	87.7%	102.3%

Total net charge-offs	$4,989	$14,047	$11,271	$9,534	$8,146
Annualized net-charge-offs as a % of average
loans & leases	0.71%	2.00%	1.53%	1.31%	1.19%

Net Charge-offs
Second quarter 2010 net charge-offs were $5.0 million, or 0.71% of average loans and leases, compared with $14.0 million, or 2.00%, for the linked quarter and $8.1 million, or 1.19%, for the comparable year-over-year quarter.  The decrease compared to the linked quarter was impacted by the alleged fraudulent activity noted during the first quarter 2010 which totaled $8.8 million, representing 125 basis points of average loans and leases for the period.  Excluding this activity, net charge-offs decreased slightly during the second quarter 2010 both in terms of dollar amount as well as a percentage of average loans and leases.

For the six months ended June 30, 2010, net charge-offs were $19.0 million, or 1.36% of average loans and leases.  Excluding the alleged fraudulent activity noted above, net charge-offs were $10.2 million, or 0.73%, as compared to $11.8 million, or 0.88%, for the six month period ended June 30, 2009.

Nonperforming Assets
Nonperforming loans totaled $79.4 million and nonperforming assets totaled $96.2 million as of June 30, 2010 compared with $74.5 million and $92.5 million, respectively, for the linked quarter and $37.8 million and $43.0 million, respectively, for the comparable year-over-year quarter.  While total nonaccrual loans remained essentially unchanged, the individual components changed as commercial nonaccrual loans decreased $8.7 million, partially driven by a credit that was transferred to restructured loans (see further discussion below), offset by increases in construction nonaccrual loans of $1.2 million and commercial real estate nonaccrual loans of $7.1 million.

Restructured loans increased $5.2 million during the second quarter 2010 due primarily  to one commercial relationship totaling $5.0 million that was previously classified as nonaccrual in which the Company worked with the borrower to modify certain terms including the addition of an interest-only feature for a specified period of time and re-amortization.  Restructured loans remain on nonaccrual status until the borrower demonstrates the ability to comply with the modified terms.

Total classified assets increased $30.7 million during the second quarter to $201.9 million.  Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.  This increase was driven by the reclassification of certain performing loans rated special mention or pass to substandard, primarily commercial real estate relationships involving borrowers in a range of industries including hospitality, entertainment and residential development.  All credits included in classified assets are monitored closely and have workout strategies in place should their status continue to deteriorate.

Recovery within the Company’s strategic markets remains sluggish consistent with the prolonged stress in both the business and consumer economic environments and, as a result, First Financial’s credit results may continue to be volatile.  Commercial real estate may face additional challenges as the combination of maturing credits and existing loan-to-value levels may create difficulties for those borrowers exploring refinancing opportunities.

Delinquent Loans
Loans 30-to-89 days past due totaled $21.8 million, or 0.78% of period end loans, as of June 30, 2010.  This compares to $22.6 million, or 0.80%, as of March 31, 2010 and $20.5 million, or 0.71%, as of June 30, 2009.

Provision for Loan & Lease Losses
Second quarter 2010 provision expense related to uncovered loans and leases was $6.2 million as compared to $11.4 million during the linked quarter and $10.4 million during the comparable year-over-year quarter.  As a percentage of net charge-offs, second quarter 2010 provision expense equaled 123.4% compared to 81.0% during the first  quarter 2010 and 127.2% during the second quarter 2009.

Allowance for Loan & Lease Losses
As of the end of the second quarter 2010, the allowance for uncovered loan and lease losses increased to $57.8 million from $56.6 million as of March 31, 2010 and was $38.6 million as of June 30, 2009.  As a percentage of period-end loans, the allowance for loan and lease losses totaled 2.07% as of June 30, 2010 as compared to 2.01% as of March 31, 2010 and 1.34% as of June 30, 2009.  The allowance for loan and lease losses as of June 30, 2010 reflects management’s estimate of credit risk inherent in the Company’s portfolio at that time.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of June 30, 2010, March 31, 2010 and June 30, 2009.

Table IV
	As of
	June 30, 2010		March 31, 2010		June 30, 2009
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$749,522	26.8%	$763,084	27.1%	$876,730	30.3%

Real estate - construction	197,112	7.1%	216,289	7.7%	266,452	9.2%

Real estate - commercial	1,113,836	39.9%	1,091,830	38.8%	988,901	34.2%

Real estate - residential	296,295	10.6%	306,769	10.9%	337,704	11.7%

Installment	75,862	2.7%	78,682	2.8%	88,370	3.1%

Home equity	332,928	11.9%	330,973	11.8%	307,749	10.6%

Credit card	28,567	1.0%	27,960	1.0%	27,023	0.9%

Lease financing	15	0.0%	15	0.0%	25	0.0%

Total	$2,794,137	100.0%	$2,815,602	100.0%	$2,892,954	100.0%

Loans, excluding covered loans, totaled $2.79 billion at the end of the second quarter, a decrease of $21.5 million, or 0.8%, compared to the balance of $2.82 billion as of March 31, 2010 and a decrease of $98.8 million, or 3.4%, compared to the amount of $2.89 billion as of June 30, 2009.  As compared to the linked quarter, the composition of the loan portfolio remained essentially the same with the slight overall decrease occurring in the commercial, construction and residential real estate portfolios offset by a modest increase in the commercial real estate portfolio.  Overall, loan demand continued to remain slow in the Company’s strategic operating markets.

INVESTMENTS
The following table presents a summary of the total investment portfolio at June 30, 2010.

Table V
	As of June 30, 2010
	Book	Percent of	Book	Book	Market	Gain/
(Dollars in thousands)	Value	Total	Yield	Price	Value	(Loss)

U.S. Treasury notes	$13,808	2.3%	2.48	99.66	102.45	$386
Agencies	111,682	18.4%	2.88	100.00	101.65	1,819
CMOs (agency)	48,232	7.9%	4.57	100.47	104.70	1,949
CMOs (private)	53	0.0%	1.08	100.00	100.29	0
MBSs (agency)	316,565	52.1%	4.61	100.93	106.61	16,877

	490,341	80.7%	4.15	100.64	105.13	21,031

Municipal	20,544	3.4%	7.19	99.13	101.49	483
Other [1]	96,449	15.9%	3.17	102.05	102.51	434

	116,993	19.3%	3.87	101.54	102.33	917

Total investment portfolio	$607,334	100.0%	4.10	100.81	104.58	$21,948

		Net Unrealized Gain/(Loss)				$21,948
		Aggregate Gains				22,120
		Aggregate Losses				(172)
		Net Unrealized Gain/(Loss) % of Book Value				3.61%

[1] Other includes $87 million of regulatory stock

The net increase relative to the comparable periods was due to the purchase of $100 million of FNMA agency securities during the quarter.  While loan demand remains muted, the Company intends to selectively redeploy a portion of its large cash position to purchase investments as market conditions permit.  Future purchases will be made utilizing the same discipline and portfolio management philosophy applied in the past, including avoidance of credit risk and geographic concentration risk within mortgage-backed securities, while also balancing the Company’s overall asset / liability management objectives.  During the third quarter 2010, the Company continued to redeploy its liquidity, purchasing approximately $150 million of adjustable rate FNMA / FHLMC mortgage backed securities in accordance with these guidelines.

DEPOSITS
The following table presents a roll-forward of deposit activity during the second quarter 2010, including activity related to deposits acquired through the FDIC-assisted transactions.

Table VI
	Deposit Activity - Second Quarter 2010
	Balance as of		Acquired-	Balance as of
	March 31,	Strategic	Non-Strategic	June 30,
(Dollars in thousands)	2010	Portfolio	Portfolio	2010

Transaction and savings accounts	$3,088,003	$146,835	$(30,325)	$3,204,513

Time deposits	1,808,126	5,655	(17,847)	1,795,934

Brokered deposits	327,557	(1,847)	(78,821)	246,889

Total deposits	$5,223,686	$150,643	$(126,993)	$5,247,336

Strategic transaction and savings accounts experienced solid growth during the second quarter 2010 increasing 4.76% as compared to the linked quarter.  The acquisition of low cost core deposits and customer relationships is central to the Company’s long term operating strategy despite the current strong liquidity position.  As expected, acquired-non-strategic balances continued to decline, the majority of which consisted of brokered deposits.  As of June 30, 2010, brokered deposits had declined to less than 5% of total deposits.  Overall, strategic deposit retention from the acquisitions continues to exceed management’s expectations.

CAPITAL MANAGEMENT
The following table presents First Financial’s preliminary regulatory and other capital ratios as of June 30, 2010, March 31, 2010 and June 30, 2009.

Table VII
	As of
	June 30,	March 31,	June 30,	"Well-Capitalized"
	2010	2010	2009	Minimum

Leverage Ratio	10.34%	10.10%	12.02%	5.00%

Tier 1 Capital Ratio	18.75%	17.97%	14.77%	6.00%

Total Risk-Based Capital Ratio	20.02%	19.23%	16.02%	10.00%

Ending tangible shareholders' equity
to ending tangible assets	9.90%	9.73%	11.14%	N/A

Ending tangible common shareholders'
equity to ending tangible assets	9.90%	9.73%	9.06%	N/A

Capital levels continued to improve during the second quarter 2010.  As of June 30, 2010, tangible book value per common share was $11.16 as compared to $10.96 as of March 31, 2010 and up 68.8% compared to $6.61 per share as of June 30, 2009.  First Financial’s tangible common equity ratio increased to 9.90% for the second quarter 2010 as compared to 9.73% for the linked quarter and 9.06% for the comparable year-over-year quarter.

At the beginning of the second quarter 2010, a warrant issued in connection with the senior preferred shares issued by the Company under its participation in the Capital Purchase Program (“CPP”), a component of the Troubled Asset Relief Program (“TARP”) continued to be held by the U.S. Treasury.  The warrant enables the holder to purchase up to 465,117 shares of the Company’s common stock at an exercise price of $12.90 per share and expires on December 23, 2018.  In June 2010, the U.S. Treasury conducted an auction of the warrants in which they were sold in a public offering at a price of $6.70 per warrant.  This transaction represents the final step in the CPP redemption process and the U.S. Treasury no longer owns any securities issued by First Financial.

During February 2010, First Financial successfully completed a follow-on equity offering and, after deducting underwriting and other offering costs, received net proceeds of $91.2 million.  Following the offering, First Financial used most of the net proceeds to redeem all of the $80 million in senior preferred shares issued to the U.S. Treasury in December 2008.

ACQUISITIONS
Subsequent Events
The Irwin and Peoples acquisitions were considered business combinations and accounted for under FASB Codification Topic 805: Business Combinations (“Topic 805”), FASB Codification Topic 820: Fair Value Measurements and FASB Codification Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality.  All acquired assets and liabilities were recorded at their estimated fair values as of the date of acquisition and identifiable intangible assets were recorded at their estimated fair value.

Estimated fair values are considered preliminary and, in accordance with Topic 805, are subject to change up to one year after the acquisition date.  This allows for adjustments to the initial purchase entries if additional information relative to closing date fair values becomes available.  Material adjustments to acquisition date estimated fair values are recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change.

Certain reclassifications of prior periods’ amounts may also be made to conform to the current period’s presentation and would have no effect on previously reported net income amounts.

Integration
During the first quarter 2010, the Company successfully completed the technology conversion and operational integration of Irwin.  In total, 27 Irwin banking centers were acquired in the FDIC transaction including ten locations in the western part of the United States that were considered to be acquired-non-strategic.  In late December 2009, the Company closed the St. Louis, Missouri location and during the first quarter 2010 seven additional branches were closed.  In the aggregate, the two remaining western locations had $139.6 million in unpaid principal balances on loans and $104.4 million in deposits as of June 30, 2010. The Company expects to exit these two remaining markets or about September 30, 2010.

While the technology and operational integration of Irwin and Peoples is complete, it is expected that there will be additional integration-related costs incurred throughout 2010.

SECTION II – SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

Due to the FDIC-assisted transactions and other acquisitions occurring during 2009, the size of First Financial’s business expanded significantly.  To assist in analyzing the effect of these transactions on the financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated effect certain acquisition-related items had on the results of operations for the three months ended June 30, 2010, March 31, 2010 and December 31, 2009.
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Table VIII
	For the Three Months Ended
	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2009

Income effect:

Accelerated discount on loan prepayments and dispositions: [1]
Rate-based valuation mark - loan sales	$-	$1,631	$2,298
Rate-based valuation mark - prepayments	4,544	2,706	3,083
Credit-based valuation mark - loan sales [2]	-	295	621
Credit-based valuation mark - prepayments [2]	2,864	1,465	2,213
Acquired-non-strategic net interest income	10,207	10,854	16,832
Service charges on deposit accounts related to
acquired-non-strategic operations	130	230	258
Other income related to acquired-non-strategic operations	346	(150)	1,581
Income related to the accelerated discount on loan prepayments
and dispositions and acquired-non-strategic operations	18,091	17,031	26,886

Expense effect:

Acquired-non-strategic operating expenses: [3]
Salaries and employee benefits	29	122	27
Occupancy	542	1,415	560
Other	699	664	716
Total acquired-non-strategic operating expenses	1,270	2,201	1,303

FDIC indemnification support	938	605	387

Acquisition-related costs:
Integration-related costs	720	999	2,580
Professional services fees	1,436	1,457	1,123
Other	24	172	-
Total acquisition-related costs	2,180	2,628	3,703

Transition-related items:
Salaries and benefits	1,843	4,776	5,474
Occupancy	(522)	910	1,307
Other	-	577	(156)
Total transition-related items	1,321	6,263	6,625

Proportionate share of losses in excess of credit-based
valuation mark [4]	3,538	1,892	763

Total expense effect	9,247	13,589	12,781

Total estimated effect on pre-tax earnings	$8,844	$3,442	$14,105

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense
[4] Represents 20% of total recognized, unanticipated losses on covered loans included in other non-interest expense

When unpaid covered loan principal balances decrease faster than expected, which could occur either through a loan sale, any prepayment by the borrower, either in full or in part, or is charged-off, the remaining or pro rata carrying value of the rate-based valuation mark is recognized as noninterest income.  The carrying value of the credit-based valuation mark impacts both noninterest income and noninterest expense.  When covered loan balances paydown early, again through either a loan sale or prepayments by the borrower, and credit experience is better than originally estimated, the remaining carrying value is recognized as noninterest income, net of a corresponding valuation adjustment on the FDIC indemnification asset.  However, when losses are incurred on covered loans that exceed the initial estimate, the Company will recognize noninterest expense representing its proportional share of the unanticipated losses.

The Company did not conduct any material acquired-non-strategic loan sales during the second quarter 2010.  During the first quarter 2010, First Financial sold $21.2 million of acquired-non-strategic western market covered loans at 100% of their UPB, resulting in the acceleration of income of which $1.6 million pertained to the rate-based valuation mark and $295,000 pertained to the credit-based valuation mark.

COVERED ASSETS & LOSS SHARE AGREEMENTS
As of June 30, 2010, 38.0% of the Company’s total loans were covered loans.  As required under the loss-share arrangements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans.  To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents estimated activity in the covered loan portfolio by loan type during the second quarter 2010.

Table IX
	Covered Loan Activity - Second Quarter 2010
		Reduction in Balance Due to:
					Charge-Offs
	March 31,				in Excess of	June 30,
(Dollars in thousands)	2010	Loan Sales	Prepayments [1]	Contractual [2]	Valuation Mark [3]	2010

Commercial	$460,681	$-	$9,080	$31,312	$3,538	$416,751
Real estate - construction	79,127	-	583	2,010	17	76,517
Real estate - commercial	978,981	-	25,017	14,864	4,534	934,566
Real estate - residential	284,465	-	13,922	3,892	2,501	264,150
Installment	14,828	-	930	102	848	12,948
Other covered loans	10,076	1,306	-	1,261	-	7,509

Total covered loans	$1,828,158	$1,306	$49,532	$53,441	$11,438	$1,712,441

[1] Includes complete paid in full balances only
[2] Includes partial paydowns and accretion of the rate-based valuation mark
[3] Indemnified at 80% from the FDIC

During the second quarter 2010, the total balance of covered loans decreased $115.7 million, or 6.3%, as compared to the previous quarter.  Of this decrease, $49.5 million, or 2.7%, was attributable to prepayments and $53.4 million, or 2.9%, related to repayments in accordance with contractual obligations.  The remaining decrease related to credit losses in excess of the credit-based valuation mark.  Credit experience to date related to covered loans is nominally better than the Company’s expectations.

The Company established an allowance for loan losses of $1.3 million associated with covered loans during the second quarter 2010 based upon its most recent impairment analysis.  Of this total reserve, $0.3 million, or 20%, was recognized as a non-cash provision expense and the remaining $1.0 million, or 80%, was recorded as an increase to the FDIC indemnification asset representing the portion of loss reimbursement expected from the FDIC under the loss sharing agreement.  On an after-tax basis, the non-cash provision expense had an immaterial impact on diluted earnings per share for the second quarter 2010.

Under the applicable accounting guidance, impairment is generally recognized in the current period as provision expense while improvement in the credit outlook is not recognized immediately but instead is reflected as a loan yield adjustment on a prospective basis.  The timing inherent in this accounting treatment may result in earnings volatility in future periods.

Teleconference / Webcast Information
First Financial’s senior management will host a conference call to discuss the Company’s financial and operating results on Wednesday, August 4, 2010 at 9:00 a.m.  Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. toll free), (866) 605-3852 (Canada toll free) or +1 (412) 317-6789 (International) (no passcode required).  The number should be dialed five to ten minutes prior to the start of the conference call.  The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com/investor.  A replay of the conference call will be available beginning one hour after the completion of the live call through August 19, 2010 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 442890.  The webcast will be archived on the Investor Relations section of the Company’s website through August 4, 2011.

Press Release and Additional Information on Website
This press release as well as the Company’s most recent Investor Presentation is available to the public through the Investor Relations section of First Financial’s website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by us with the SEC, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of us or our management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes’’, ‘‘anticipates’’, ‘‘intends’’, and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
▪
management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪
the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, including in connection with recent sovereign debt related matters and the high degree of volatility in U.S. and foreign capital markets, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including increased payments from Federal Depository Insurance Company (‘‘FDIC’’) insurance funds;

▪	the effect of legislative proposals that are currently pending in Congress and regulatory actions affecting the financial services industry generally or our operations;
▪	the effects of and changes in policies and laws of regulatory agencies, inflation and interest rates;
▪	technology changes;
▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including our ability to successfully integrate the branches of Peoples Community Bank, Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B., which were acquired out of FDIC receivership;

▪	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our business;
▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;
▪
the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the ‘‘Federal Reserve’’) and the U.S. government and legislative, regulatory and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company.  As of June 30, 2010, the Company had $6.6 billion in assets, $4.4 billion in loans, $5.2 billion in deposits and $707 million in shareholders’ equity.  The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: Commercial, Retail and Wealth Resource Group.  The Commercial and Retail units provide traditional banking services to business and consumer clients and the Wealth Resource Group provides financial planning, investment management, trust & estate, brokerage, insurance and retirement plan services and had approximately $2.2 billion in assets under management as of June 30, 2010.  The Company’s strategic operating markets are located in Ohio, Indiana, Kentucky and Michigan where it operates 113 banking centers across 75 communities.  Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts	Media
Kenneth Lovik	Cheryl Lipp
Vice President, Investor Relations and	First Vice President, Communications Director
Corporate Development	(513) 979-5797
(513) 979-5837	cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com

Selected Financial Information

June 30, 2010

(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share)
(Unaudited)

			Three months ended,			Six months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2010	2010	2009	2009	2009	2010	2009

RESULTS OF OPERATIONS
Net income	$17,774	$11,598	$13,795	$225,566	$1,450	$29,372	$7,185
Net income available to common shareholders	$17,774	$9,733	$12,795	$224,566	$450	$27,507	$5,607
Net earnings per common share - basic	$0.31	$0.18	$0.25	$4.40	$0.01	$0.49	$0.14
Net earnings per common share - diluted	$0.30	$0.17	$0.25	$4.36	$0.01	$0.48	$0.14
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.20	$0.20

KEY FINANCIAL RATIOS
Return on average assets	1.07%	0.71%	0.80%	19.85%	0.15%	0.89%	0.38%
Return on average shareholders' equity	10.24%	6.67%	8.05%	186.11%	1.53%	8.46%	3.96%
Return on average common shareholders' equity	10.24%	6.01%	8.44%	221.29%	0.60%	8.20%	3.93%
Return on average tangible common shareholders' equity	11.18%	6.60%	9.37%	260.04%	0.66%	8.97%	4.37%

Net interest margin	4.51%	4.87%	4.63%	3.90%	3.59%	4.69%	3.60%
Net interest margin (fully tax equivalent) (1)	4.52%	4.89%	4.65%	3.93%	3.63%	4.70%	3.64%

Ending equity as a percent of ending assets	10.70%	10.54%	10.11%	9.24%	11.81%	10.70%	11.81%
Ending common equity as a percent of ending assets	10.70%	10.54%	8.92%	8.16%	9.74%	10.70%	9.74%
Ending tangible common equity as a percent of:
Ending tangible assets	9.90%	9.73%	8.10%	7.40%	9.06%	9.90%	9.06%
Risk-weighted assets	17.78%	16.98%	13.73%	13.26%	11.04%	17.78%	11.04%

Average equity as a percent of average assets	10.48%	10.56%	9.90%	10.66%	10.04%	10.52%	9.67%
Average common equity as a percent of average assets	10.48%	9.85%	8.76%	8.93%	7.98%	10.17%	7.60%
Average tangible common equity as a percent of average tangible assets	9.68%	9.05%	7.96%	7.70%	7.27%	9.37%	6.89%

Book value per common share	$12.17	$11.98	$11.59	$11.52	$7.16	$12.17	$7.16
Tangible book value per common share	$11.16	$10.96	$10.43	$10.35	$6.61	$11.16	$6.61

Tier 1 Ratio (2)	18.75%	17.97%	16.74%	16.06%	14.77%	18.75%	14.77%
Total Capital Ratio (2)	20.02%	19.23%	17.99%	17.32%	16.02%	20.02%	16.02%
Leverage Ratio (2)	10.34%	10.10%	9.57%	14.41%	12.02%	10.34%	12.02%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$2,806,616	$2,849,562	$2,929,850	$2,886,729	$2,744,063	$2,827,970	$2,730,654
Covered loans and FDIC indemnification asset	2,065,262	2,191,849	2,278,431	539,330	0	2,128,206	0
Investment securities	597,991	558,595	608,952	575,697	731,119	578,402	744,613
Interest-bearing deposits with other banks	554,333	394,741	447,999	136,210	8,614	474,978	7,956
Total earning assets	$6,024,202	$5,994,747	$6,265,232	$4,137,966	$3,483,796	$6,009,556	$3,483,223
Total assets	$6,644,551	$6,671,071	$6,863,923	$4,508,809	$3,784,458	$6,657,738	$3,781,002
Noninterest-bearing deposits	$740,011	$774,393	$840,314	$554,471	$425,330	$757,107	$420,793
Interest-bearing deposits	4,570,971	4,544,471	4,710,167	3,054,226	2,408,054	4,557,794	2,406,883
Total deposits	$5,310,982	$5,318,864	$5,550,481	$3,608,697	$2,833,384	$5,314,901	$2,827,676
Borrowings	$447,945	$458,876	$471,916	$377,406	$542,578	$453,380	$554,626
Shareholders' equity	$696,260	$704,776	$679,840	$480,839	$379,944	$700,495	$365,480

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	2.07%	2.01%	2.05%	1.94%	1.34%	2.07%	1.34%
Allowance to nonaccrual loans	86.71%	84.71%	82.77%	92.17%	102.81%	86.71%	102.81%
Allowance to nonperforming loans	72.79%	76.08%	76.25%	87.68%	102.27%	72.79%	102.27%
Nonperforming loans to total loans	2.84%	2.65%	2.69%	2.21%	1.31%	2.84%	1.31%
Nonperforming assets to ending loans, plus OREO	3.42%	3.27%	2.83%	2.36%	1.48%	3.42%	1.48%
Nonperforming assets to total assets	1.46%	1.41%	1.23%	0.94%	1.14%	1.46%	1.14%
Net charge-offs to average loans (annualized)	0.71%	2.00%	1.53%	1.31%	1.19%	1.36%	0.88%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.
(2) June 30, 2010 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2010	2009	% Change	2010	2009	% Change
Interest income
Loans, including fees	$74,944	$33,978	120.6%	$154,282	$67,635	128.1%
Investment securities
Taxable	5,444	8,023	(32.1)%	10,840	16,713	(35.1)%
Tax-exempt	245	386	(36.5)%	480	820	(41.5)%
Total investment securities interest	5,689	8,409	(32.3)%	11,320	17,533	(35.4)%
Other earning assets	5,305	0	N/M	10,895	0	N/M
Total interest income	85,938	42,387	102.7%	176,497	85,168	107.2%

Interest expense
Deposits	15,308	9,080	68.6%	30,956	18,883	63.9%
Short-term borrowings	17	527	(96.8)%	36	1,034	(96.5)%
Long-term borrowings	2,556	1,251	104.3%	5,113	2,557	100.0%
Subordinated debentures and capital securities	319	320	(0.3)%	634	557	13.8%
Total interest expense	18,200	11,178	62.8%	36,739	23,031	59.5%
Net interest income	67,738	31,209	117.0%	139,758	62,137	124.9%
Provision for loan and lease losses - uncovered	6,158	10,358	(40.5)%	17,536	14,617	20.0%
Provision for loan and lease losses - covered	254	0	N/M	254	0	N/M
Net interest income after provision for loan and lease losses	61,326	20,851	194.1%	121,968	47,520	156.7%

Noninterest income
Service charges on deposit accounts	5,855	4,289	36.5%	11,466	8,368	37.0%
Trust and wealth management fees	3,668	3,253	12.8%	7,213	6,542	10.3%
Bankcard income	2,102	1,422	47.8%	4,070	2,713	50.0%
Net gains from sales of loans	473	408	15.9%	642	792	(18.9)%
Gains on sales of investment securities	0	3,349	(100.0)%	0	3,349	(100.0)%
Income (loss) on preferred securities	0	112	(100.0)%	(30)	123	(124.4)%
Other	13,198	1,264	944.1%	21,303	4,243	402.1%
Total noninterest income	25,296	14,097	79.4%	44,664	26,130	70.9%

Noninterest expenses
Salaries and employee benefits	29,513	16,223	81.9%	59,754	33,876	76.4%
Net occupancy	5,340	2,653	101.3%	13,462	5,470	146.1%
Furniture and equipment	2,514	1,851	35.8%	4,787	3,653	31.0%
Data processing	1,136	794	43.1%	2,368	1,612	46.9%
Marketing	1,600	700	128.6%	2,674	1,340	99.6%
Communication	822	669	22.9%	2,030	1,340	51.5%
Professional services	2,446	1,254	95.1%	4,189	2,207	89.8%
State intangible tax	1,426	648	120.1%	2,757	1,316	109.5%
FDIC expense	1,907	3,424	(44.3)%	3,917	3,706	5.7%
Other	12,652	4,580	176.2%	25,572	8,210	211.5%
Total noninterest expenses	59,356	32,796	81.0%	121,510	62,730	93.7%
Income before income taxes	27,266	2,152	1167.0%	45,122	10,920	313.2%
Income tax expense	9,492	702	1252.1%	15,750	3,735	321.7%
Net income	17,774	1,450	1125.8%	29,372	7,185	308.8%
Dividends on preferred stock	0	1,000	(100.0)%	1,865	1,578	18.2%
Income available to common shareholders	$17,774	$450	3849.8%	$27,507	$5,607	390.6%

ADDITIONAL DATA
Net earnings per common share - basic	$0.31	$0.01		$0.49	$0.14
Net earnings per common share - diluted	$0.30	$0.01		$0.48	$0.14
Dividends declared per common share	$0.10	$0.10		$0.20	$0.20

Return on average assets	1.07%	0.15%		0.89%	0.38%
Return on average shareholders' equity	10.24%	1.53%		8.46%	3.96%

Interest income	$85,938	$42,387	102.7%	$176,497	$85,168	107.2%
Tax equivalent adjustment	212	307	(30.9)%	424	670	(36.7)%
Interest income - tax equivalent	86,150	42,694	101.8%	176,921	85,838	106.1%
Interest expense	18,200	11,178	62.8%	36,739	23,031	59.5%
Net interest income - tax equivalent	$67,950	$31,516	115.6%	$140,182	$62,807	123.2%

Net interest margin	4.51%	3.59%		4.69%	3.60%
Net interest margin (fully tax equivalent) (1)	4.52%	3.63%		4.70%	3.64%

Full-time equivalent employees (2)	1,511	1,048

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) Does not include associates from acquisitions that are currently in a temporary hire status.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	2010
	Second	First		% Change
	Quarter	Quarter	Full Year	Linked Qtr.
Interest income
Loans, including fees	$74,944	$79,338	$154,282	(5.5)%
Investment securities
Taxable	5,444	5,396	10,840	0.9%
Tax-exempt	245	235	480	4.3%
Total investment securities interest	5,689	5,631	11,320	1.0%
Other earning assets	5,305	5,590	10,895	(5.1)%
Total interest income	85,938	90,559	176,497	(5.1)%

Interest expense
Deposits	15,308	15,648	30,956	(2.2)%
Short-term borrowings	17	19	36	(10.5)%
Long-term borrowings	2,556	2,557	5,113	(0.0)%
Subordinated debentures and capital securities	319	315	634	1.3%
Total interest expense	18,200	18,539	36,739	(1.8)%
Net interest income	67,738	72,020	139,758	(5.9)%
Provision for loan and lease losses - uncovered	6,158	11,378	17,536	(45.9)%
Provision for loan and lease losses - covered	254	0	254	N/M
Net interest income after provision for loan and lease losses	61,326	60,642	121,968	1.1%

Noninterest income
Service charges on deposit accounts	5,855	5,611	11,466	4.3%
Trust and wealth management fees	3,668	3,545	7,213	3.5%
Bankcard income	2,102	1,968	4,070	6.8%
Net gains from sales of loans	473	169	642	179.9%
(Loss) income on preferred securities	0	(30)	(30)	(100.0)%
Other	13,198	8,105	21,303	62.8%
Total noninterest income	25,296	19,368	44,664	30.6%

Noninterest expenses
Salaries and employee benefits	29,513	30,241	59,754	(2.4)%
Net occupancy	5,340	8,122	13,462	(34.3)%
Furniture and equipment	2,514	2,273	4,787	10.6%
Data processing	1,136	1,232	2,368	(7.8)%
Marketing	1,600	1,074	2,674	49.0%
Communication	822	1,208	2,030	(32.0)%
Professional services	2,446	1,743	4,189	40.3%
State intangible tax	1,426	1,331	2,757	7.1%
FDIC expense	1,907	2,010	3,917	(5.1)%
Other	12,652	12,920	25,572	(2.1)%
Total noninterest expenses	59,356	62,154	121,510	(4.5)%
Income before income taxes	27,266	17,856	45,122	52.7%
Income tax expense	9,492	6,258	15,750	51.7%
Net income	17,774	11,598	29,372	53.3%
Dividends on preferred stock	0	1,865	1,865	(100.0)%
Income available to common shareholders	$17,774	$9,733	$27,507	82.6%

ADDITIONAL DATA
Net earnings per common share - basic	$0.31	$0.18	$0.49
Net earnings per common share - diluted	$0.30	$0.17	$0.48
Dividends declared per common share	$0.10	$0.10	$0.20

Return on average assets	1.07%	0.71%	0.89%
Return on average shareholders' equity	10.24%	6.67%	8.46%

Interest income	$85,938	$90,559	$176,497	(5.1)%
Tax equivalent adjustment	212	212	424	0.0%
Interest income - tax equivalent	86,150	90,771	176,921	(5.1)%
Interest expense	18,200	18,539	36,739	(1.8)%
Net interest income - tax equivalent	$67,950	$72,232	$140,182	(5.9)%

Net interest margin	4.51%	4.87%	4.69%
Net interest margin (fully tax equivalent) (1)	4.52%	4.89%	4.70%

Full-time equivalent employees (2)	1,511	1,466

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) Does not include associates from acquisitions that are currently in a temporary hire status.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	2009
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$81,471	$46,811	$33,978	$33,657	$195,917
Investment securities
Taxable	6,422	6,241	8,023	8,690	29,376
Tax-exempt	320	352	386	434	1,492
Total investment securities interest	6,742	6,593	8,409	9,124	30,868
Other earning assets	5,132	1,311	0	0	6,443
Total interest income	93,345	54,715	42,387	42,781	233,228

Interest expense
Deposits	17,207	11,490	9,080	9,803	47,580
Short-term borrowings	23	261	527	507	1,318
Long-term borrowings	2,611	1,977	1,251	1,306	7,145
Subordinated debentures and capital securities	322	323	320	237	1,202
Total interest expense	20,163	14,051	11,178	11,853	57,245
Net interest income	73,182	40,664	31,209	30,928	175,983
Provision for loan and lease losses	14,812	26,655	10,358	4,259	56,084
Net interest income after provision for loan and lease losses	58,370	14,009	20,851	26,669	119,899

Noninterest income
Service charges on deposit accounts	5,886	5,408	4,289	4,079	19,662
Trust and wealth management fees	3,584	3,339	3,253	3,289	13,465
Bankcard income	1,869	1,379	1,422	1,291	5,961
Net gains from sales of loans	341	63	408	384	1,196
Gains on sales of investment securities	0	0	3,349	0	3,349
Gain on acquisition	0	379,086	0	0	379,086
(Loss) income on preferred securities	(138)	154	112	11	139
Other	12,607	1,599	1,264	2,979	18,449
Total noninterest income	24,149	391,028	14,097	12,033	441,307

Noninterest expenses
Salaries and employee benefits	30,141	22,051	16,223	17,653	86,068
Net occupancy	7,290	3,442	2,653	2,817	16,202
Furniture and equipment	2,527	1,874	1,851	1,802	8,054
Data processing	890	973	794	818	3,475
Marketing	1,283	871	700	640	3,494
Communication	1,169	737	669	671	3,246
Professional services	2,605	1,220	1,254	953	6,032
State intangible tax	564	628	648	668	2,508
FDIC expense	1,529	1,612	3,424	282	6,847
Other	13,609	12,893	4,580	3,630	34,712
Total noninterest expenses	61,607	46,301	32,796	29,934	170,638
Income before income taxes	20,912	358,736	2,152	8,768	390,568
Income tax expense	7,117	133,170	702	3,033	144,022
Net income	13,795	225,566	1,450	5,735	246,546
Dividends on preferred stock	1,000	1,000	1,000	578	3,578
Net income available to common shareholders	$12,795	$224,566	$450	$5,157	$242,968

ADDITIONAL DATA
Net earnings per common share - basic	$0.25	$4.40	$0.01	$0.14	$5.40
Net earnings per common share - diluted	$0.25	$4.36	$0.01	$0.14	$5.33
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.40

Return on average assets	0.80%	19.85%	0.15%	0.62%	5.20%
Return on average shareholders' equity	8.05%	186.11%	1.53%	6.63%	52.04%

Interest income	$93,345	$54,715	$42,387	$42,781	$233,228
Tax equivalent adjustment	295	300	307	363	1,265
Interest income - tax equivalent	93,640	55,015	42,694	43,144	234,493
Interest expense	20,163	14,051	11,178	11,853	57,245
Net interest income - tax equivalent	$73,477	$40,964	$31,516	$31,291	$177,248

Net interest margin	4.63%	3.90%	3.59%	3.61%	4.05%
Net interest margin (fully tax equivalent) (1)	4.65%	3.93%	3.63%	3.65%	4.08%

Full-time equivalent employees	1,390	1,150	1,048	1,063

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2010	2010	2009	2009	2009	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$166,604	$308,330	$344,150	$243,924	$74,347	(46.0)%	124.1%
Interest-bearing deposits with other banks	675,891	416,619	262,017	728,853	6,591	62.2%	N/M
Investment securities trading	0	0	200	338	184	N/M	(100.0)%
Investment securities available-for-sale	503,404	430,519	471,002	523,355	528,179	16.9%	(4.7)%
Investment securities held-to-maturity	17,601	17,903	18,115	17,928	4,536	(1.7)%	288.0%
Other investments	86,509	87,029	89,830	87,693	27,976	(0.6)%	209.2%
Loans held for sale	11,946	3,243	6,413	2,729	6,193	268.4%	92.9%
Loans
Commercial	749,522	763,084	800,261	818,608	876,730	(1.8)%	(14.5)%
Real estate - construction	197,112	216,289	253,223	245,535	266,452	(8.9)%	(26.0)%
Real estate - commercial	1,113,836	1,091,830	1,079,628	1,037,121	988,901	2.0%	12.6%
Real estate - residential	296,295	306,769	321,047	331,678	337,704	(3.4)%	(12.3)%
Installment	75,862	78,682	82,989	86,940	88,370	(3.6)%	(14.2)%
Home equity	332,928	330,973	328,940	324,340	307,749	0.6%	8.2%
Credit card	28,567	27,960	29,027	27,713	27,023	2.2%	5.7%
Lease financing	15	15	14	19	25	0.0%	(40.0)%
Total loans, excluding covered loans	2,794,137	2,815,602	2,895,129	2,871,954	2,892,954	(0.8)%	(3.4)%
Less
Allowance for loan and lease losses	57,811	56,642	59,311	55,770	38,649	2.1%	49.6%
Net loans - uncovered	2,736,326	2,758,960	2,835,818	2,816,184	2,854,305	(0.8)%	(2.7)%
Covered loans	1,712,441	1,828,158	1,929,549	2,041,691	0	(6.3)%	N/M
Less
Allowance for loan and lease losses	1,273	0	0	0	0	N/M	N/M
Net loans - covered	1,711,168	1,828,158	1,929,549	2,041,691	0	(6.4)%	(5.3)%
Net loans	4,447,494	4,587,118	4,765,367	4,857,875	2,854,305	(3.0)%	55.8%
Premises and equipment	114,630	115,836	107,351	106,401	86,216	(1.0)%	33.0%
Goodwill	51,908	51,908	51,908	51,908	28,261	0.0%	83.7%
Other intangibles	6,614	7,058	7,461	8,094	465	(6.3)%	1322.4%
FDIC indemnification asset	280,266	301,961	316,040	316,389	0	(7.2)%	N/M
Accrued interest and other assets	244,298	244,902	241,269	312,219	166,100	(0.2)%	47.1%
Total Assets	$6,607,165	$6,572,426	$6,681,123	$7,257,706	$3,783,353	0.5%	74.6%

LIABILITIES
Deposits
Interest-bearing	$1,135,970	$1,042,790	$1,060,383	$1,105,450	$599,365	8.9%	89.5%
Savings	1,350,161	1,303,737	1,231,081	1,135,308	657,300	3.6%	105.4%
Time	2,042,824	2,135,683	2,229,500	2,739,874	1,111,399	(4.3)%	83.8%
Total interest-bearing deposits	4,528,955	4,482,210	4,520,964	4,980,632	2,368,064	1.0%	91.3%
Noninterest-bearing	718,381	741,476	829,676	855,352	423,781	(3.1)%	69.5%
Total deposits	5,247,336	5,223,686	5,350,640	5,835,984	2,791,845	0.5%	88.0%
Short-term borrowings
Federal funds purchased and securities sold under agreements to repurchase	38,299	38,443	37,430	35,763	206,777	(0.4)%	(81.5)%
Federal Home Loan Bank	0	0	0	65,000	125,000	N/M	(100.0)%
Other	0	0	0	0	25,000	N/M	(100.0)%
Total short-term borrowings	38,299	38,443	37,430	100,763	356,777	(0.4)%	(89.3)%
Long-term debt	384,775	394,404	404,716	410,356	135,908	(2.4)%	183.1%
Other long-term debt	20,620	20,620	20,620	20,620	20,620	0.0%	0.0%
Accrued interest and other liabilities	209,370	202,305	192,550	219,357	31,567	3.5%	563.3%
Total Liabilities	5,900,400	5,879,458	6,005,956	6,587,080	3,336,717	0.4%	76.8%

SHAREHOLDERS' EQUITY
Preferred stock	0	0	79,195	78,271	78,173	N/M	(100.0)%
Common stock	578,362	581,747	490,532	490,854	490,292	(0.6)%	18.0%
Retained earnings	317,213	305,239	301,328	293,610	74,285	3.9%	327.0%
Accumulated other comprehensive loss	(7,831)	(9,091)	(10,487)	(6,659)	(10,700)	(13.9)%	(26.8)%
Treasury stock, at cost	(180,979)	(184,927)	(185,401)	(185,450)	(185,414)	(2.1)%	(2.4)%
Total Shareholders' Equity	706,765	692,968	675,167	670,626	446,636	2.0%	58.2%
Total Liabilities and Shareholders' Equity	$6,607,165	$6,572,426	$6,681,123	$7,257,706	$3,783,353	0.5%	74.6%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2010	2010	2009	2009	2009	2010	2009
ASSETS
Cash and due from banks	$273,162	$336,333	$274,601	$107,216	$72,402	$304,573	$75,364
Interest-bearing deposits with other banks	554,333	394,741	447,999	136,210	8,614	474,978	7,956
Investment securities	597,991	558,595	608,952	575,697	731,119	578,402	744,613
Loans held for sale	7,615	2,292	2,936	2,629	5,942	4,968	5,516
Loans
Commercial	746,636	785,579	839,456	855,996	843,183	766,000	834,340
Real estate - construction	202,513	231,853	256,915	261,601	257,487	217,102	250,159
Real estate - commercial	1,110,562	1,079,577	1,048,650	1,002,073	869,985	1,095,155	864,226
Real estate - residential	301,880	309,104	333,858	333,981	348,834	305,472	360,777
Installment	77,299	79,437	87,825	87,506	89,857	78,362	92,355
Home equity	332,044	333,275	332,169	315,629	302,159	332,656	296,629
Credit card	28,052	28,430	28,025	27,292	26,577	28,240	26,609
Lease financing	15	15	16	22	39	15	43
Total loans, excluding covered loans	2,799,001	2,847,270	2,926,914	2,884,100	2,738,121	2,823,002	2,725,138
Less
Allowance for loan and lease losses	60,430	59,891	54,164	42,034	36,644	60,162	36,915
Net loans - uncovered	2,738,571	2,787,379	2,872,750	2,842,066	2,701,477	2,762,840	2,688,223
Covered loans	1,776,550	1,882,417	1,968,136	460,943	0	1,829,191	0
Less
Allowance for loan and lease losses	14	0	0	0	0	7	0
Net loans - covered	1,776,536	1,882,417	1,968,136	460,943	0	1,829,184	0
Net loans	4,515,107	4,669,796	4,840,886	3,303,009	2,701,477	4,592,024	2,688,223
Premises and equipment	115,587	108,608	106,999	91,252	85,433	112,117	85,184
Goodwill	51,908	51,908	51,627	64,309	28,261	51,908	28,261
Other intangibles	6,848	7,431	7,885	2,553	489	7,138	734
FDIC indemnification asset	288,712	309,432	310,295	78,387	0	299,015	0
Accrued interest and other assets	233,288	231,935	211,743	147,547	150,721	232,615	145,151
Total Assets	$6,644,551	$6,671,071	$6,863,923	$4,508,809	$3,784,458	$6,657,738	$3,781,002

LIABILITIES
Deposits
Interest-bearing	$1,139,001	$1,050,697	$1,093,735	$735,258	$630,885	$1,095,093	$636,876
Savings	1,341,194	1,318,374	1,233,715	838,381	645,197	1,329,847	632,921
Time	2,090,776	2,175,400	2,382,717	1,480,587	1,131,972	2,132,854	1,137,086
Total interest-bearing deposits	4,570,971	4,544,471	4,710,167	3,054,226	2,408,054	4,557,794	2,406,883
Noninterest-bearing	740,011	774,393	840,314	554,471	425,330	757,107	420,793
Total deposits	5,310,982	5,318,864	5,550,481	3,608,697	2,833,384	5,314,901	2,827,676
Short-term borrowings
Federal funds purchased and securities sold under agreements to repurchase	37,353	38,413	41,456	55,197	176,592	37,880	152,257
Federal Home Loan Bank	0	0	1,096	72,855	169,341	0	193,586
Other	0	0	0	22,826	39,836	0	47,912
Total short-term borrowings	37,353	38,413	42,552	150,878	385,769	37,880	393,755
Long-term debt	389,972	399,843	408,744	205,908	136,189	394,880	140,251
Other long-term debt	20,620	20,620	20,620	20,620	20,620	20,620	20,620
Total borrowed funds	447,945	458,876	471,916	377,406	542,578	453,380	554,626
Accrued interest and other liabilities	189,364	188,555	161,686	41,867	28,552	188,962	33,220
Total Liabilities	5,948,291	5,966,295	6,184,083	4,027,970	3,404,514	5,957,243	3,415,522

SHAREHOLDERS' EQUITY
Preferred stock	0	47,521	78,573	78,221	78,126	23,629	78,082
Common stock	580,299	549,428	490,889	490,596	418,086	564,949	406,358
Retained earnings	307,843	302,984	302,159	106,729	78,296	305,427	77,809
Accumulated other comprehensive loss	(8,320)	(9,873)	(6,372)	(9,290)	(7,936)	(9,092)	(9,299)
Treasury stock, at cost	(183,562)	(185,284)	(185,409)	(185,417)	(186,628)	(184,418)	(187,470)
Total Shareholders' Equity	696,260	704,776	679,840	480,839	379,944	700,495	365,480
Total Liabilities and Shareholders' Equity	$6,644,551	$6,671,071	$6,863,923	$4,508,809	$3,784,458	$6,657,738	$3,781,002

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSIS (1)

(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Jun. 30, 2010		Mar. 31, 2010		Jun. 30, 2009		Jun. 30, 2010		Jun. 30, 2009
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$597,991	3.82%	$558,595	4.09%	$731,119	4.61%	$578,402	3.95%	$744,613	4.75%
Interest-bearing deposits with other banks	554,333	0.33%	394,741	0.35%	8,614	0.00%	474,978	0.34%	7,956	0.00%
Gross loans, including covered loans and indemnification asset (2)	4,871,878	6.57%	5,041,411	6.80%	2,744,063	4.97%	4,956,176	6.69%	2,730,654	4.99%
Total earning assets	6,024,202	5.72%	5,994,747	6.13%	3,483,796	4.88%	6,009,556	5.92%	3,483,223	4.93%

Nonearning assets
Allowance for loan and lease losses	(60,444)		(59,891)		(36,644)		(60,169)		(36,915)
Cash and due from banks	273,162		336,333		72,402		304,573		75,364
Accrued interest and other assets	407,631		399,882		264,904		403,778		259,330
Total assets	$6,644,551		$6,671,071		$3,784,458		$6,657,738		$3,781,002

Interest-bearing liabilities
Total interest-bearing deposits	$4,570,971	1.34%	$4,544,471	1.40%	$2,408,054	1.51%	$4,557,794	1.37%	$2,406,883	1.58%
Borrowed funds
Short-term borrowings	37,353	0.18%	38,413	0.20%	385,769	0.55%	37,880	0.19%	393,755	0.53%
Long-term debt	389,972	2.63%	399,843	2.59%	136,189	3.68%	394,880	2.61%	140,251	3.68%
Other long-term debt	20,620	6.21%	20,620	6.20%	20,620	6.22%	20,620	6.20%	20,620	5.45%
Total borrowed funds	447,945	2.59%	458,876	2.56%	542,578	1.55%	453,380	2.57%	554,626	1.51%
Total interest-bearing liabilities	5,018,916	1.45%	5,003,347	1.51%	2,950,632	1.52%	5,011,174	1.48%	2,961,509	1.57%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	740,011		774,393		425,330		757,107		420,793
Other liabilities	189,364		188,555		28,552		188,962		33,220
Shareholders' equity	696,260		704,776		379,944		700,495		365,480
Total liabilities & shareholders' equity	$6,644,551		$6,671,071		$3,784,458		$6,657,738		$3,781,002

Net interest income (1)	$67,738		$72,020		$31,209		$139,758		$62,137
Net interest spread (1)		4.27%		4.62%		3.36%		4.44%		3.36%
Net interest margin (1)		4.51%		4.87%		3.59%		4.69%		3.60%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSIS (1)

(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(375)	$433	$58	$(1,453)	$(1,267)	$(2,720)	$(2,960)	$(3,253)	$(6,213)
Interest-bearing deposits with other banks	(19)	136	117	7	452	459	13	788	801
Gross loans, including covered loans and indemnification asset (2)	(2,927)	(1,869)	(4,796)	10,963	34,849	45,812	22,930	73,811	96,741
Total earning assets	(3,321)	(1,300)	(4,621)	9,517	34,034	43,551	19,983	71,346	91,329
Interest-bearing liabilities
Total interest-bearing deposits	$(596)	$256	$(340)	$(1,016)	$7,244	$6,228	$(2,536)	$14,609	$12,073
Borrowed funds
Short-term borrowings	(2)	-	(2)	(351)	(159)	(510)	(660)	(338)	(998)
Long-term debt	35	(36)	(1)	(358)	1,663	1,305	(741)	3,297	2,556
Other long-term debt	-	4	4	(1)	-	(1)	77	-	77
Total borrowed funds	33	(32)	1	(710)	1,504	794	(1,324)	2,959	1,635
Total interest-bearing liabilities	(563)	224	(339)	(1,726)	8,748	7,022	(3,860)	17,568	13,708

Net interest income (1)	$(2,758)	$(1,524)	$(4,282)	$11,243	$25,286	$36,529	$23,843	$53,778	$77,621

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)

(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2010	2010	2009	2009	2009

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$56,642	$59,311	$55,770	$38,649	$36,437
Provision for uncovered loan and lease losses	6,158	11,378	14,812	26,655	10,358
Gross charge-offs
Commercial	1,156	6,275	1,143	2,924	4,707
Real estate - construction	2,386	2,126	6,788	4,552	1,340
Real estate - commercial	359	3,932	1,854	927	1,351
Real estate - residential	246	534	262	471	351
Installment	304	414	449	315	304
Home equity	580	684	1,105	382	332
All other	426	520	454	492	386
Total gross charge-offs	5,457	14,485	12,055	10,063	8,771
Recoveries
Commercial	120	109	148	91	333
Real estate - construction	24	0	0	0	0
Real estate - commercial	99	12	360	167	14
Real estate - residential	4	3	3	2	20
Installment	127	160	195	205	203
Home equity	10	87	6	9	1
All other	84	67	72	55	54
Total recoveries	468	438	784	529	625
Total net charge-offs	4,989	14,047	11,271	9,534	8,146
Ending allowance for uncovered loan and lease losses	$57,811	$56,642	$59,311	$55,770	$38,649

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.56%	3.18%	0.47%	1.31%	2.08%
Real estate - construction	4.68%	3.72%	10.48%	6.90%	2.09%
Real estate - commercial	0.09%	1.47%	0.57%	0.30%	0.62%
Real estate - residential	0.32%	0.70%	0.31%	0.56%	0.38%
Installment	0.92%	1.30%	1.15%	0.50%	0.45%
Home equity	0.69%	0.73%	1.31%	0.47%	0.44%
All other	4.89%	6.46%	5.40%	6.35%	5.00%
Total net charge-offs	0.71%	2.00%	1.53%	1.31%	1.19%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$12,874	$21,572	$13,756	$13,244	$8,100
Real estate - construction	18,890	17,710	35,604	26,575	11,936
Real estate - commercial	28,272	21,196	15,320	12,407	10,130
Real estate - residential	4,571	4,116	3,993	5,253	4,897
Installment	267	365	660	493	394
Home equity	1,797	1,910	2,324	2,534	2,136
Total nonaccrual loans	66,671	66,869	71,657	60,506	37,593
Restructured loans	12,752	7,584	6,125	3,102	197
Total nonperforming loans	79,423	74,453	77,782	63,608	37,790
Other real estate owned (OREO)	16,818	18,087	4,145	4,301	5,166
Total nonperforming assets	96,241	92,540	81,927	67,909	42,956
Accruing loans past due 90 days or more	276	286	417	308	318
Total underperforming assets	$96,517	$92,826	$82,344	$68,217	$43,274
Total classified assets	$201,859	$171,112	$163,451	$137,288	$106,315

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	86.71%	84.71%	82.77%	92.17%	102.81%
Nonperforming loans	72.79%	76.08%	76.25%	87.68%	102.27%
Total ending loans	2.07%	2.01%	2.05%	1.94%	1.34%
Nonperforming loans to total loans	2.84%	2.65%	2.69%	2.21%	1.31%
Nonperforming assets to
Ending loans, plus OREO	3.42%	3.27%	2.83%	2.36%	1.48%
Total assets	1.46%	1.41%	1.23%	0.94%	1.14%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY

(Dollars in thousands)
(Unaudited)

						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2010	2010	2009	2009	2009	2010	2009
PER COMMON SHARE
Market Price
High	$21.32	$19.00	$15.48	$12.07	$11.92	$21.32	$12.10
Low	$14.95	$13.89	$11.83	$7.52	$7.35	$13.89	$5.58
Close	$14.95	$17.78	$14.56	$12.05	$7.53	$14.95	$7.53

Average common shares outstanding - basic	57,539,901	55,161,551	51,030,661	51,027,887	40,734,254	56,356,877	38,928,557
Average common shares outstanding - diluted	58,604,039	56,114,424	51,653,562	51,457,189	41,095,949	57,365,322	39,458,443
Ending common shares outstanding	58,062,655	57,833,969	51,433,821	51,431,422	51,434,346	58,062,655	51,434,346

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$683,777	$670,620	$654,104	$644,988	$454,243	$683,777	$454,243
Tier 1 Ratio	18.75%	17.97%	16.74%	16.06%	14.77%	18.75%	14.77%
Total Capital	$729,962	$717,839	$703,202	$695,420	$492,696	$729,962	$492,696
Total Capital Ratio	20.02%	19.23%	17.99%	17.32%	16.02%	20.02%	16.02%
Total Capital in excess of minimum requirement	$438,233	$419,206	$390,554	$374,219	$246,613	$438,233	$246,613
Total Risk-Weighted Assets	$3,646,608	$3,732,909	$3,908,105	$4,015,018	$3,076,042	$3,646,608	$3,076,042
Leverage Ratio	10.34%	10.10%	9.57%	14.41%	12.02%	10.34%	12.02%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.70%	10.54%	10.11%	9.24%	11.81%	10.70%	11.81%
Ending common shareholders' equity to ending assets	10.70%	10.54%	8.92%	8.16%	9.74%	10.70%	9.74%
Ending tangible shareholders' equity to ending tangible assets	9.90%	9.73%	9.30%	8.48%	11.14%	9.90%	11.14%
Ending tangible common shareholders' equity to ending tangible assets	9.90%	9.73%	8.10%	7.40%	9.06%	9.90%	9.06%
Average shareholders' equity to average assets	10.48%	10.56%	9.90%	10.66%	10.04%	10.52%	9.67%
Average common shareholders' equity to average assets	10.48%	9.85%	8.76%	8.93%	7.98%	10.17%	7.60%
Average tangible shareholders' equity to average tangible assets	9.68%	9.77%	9.12%	9.46%	9.35%	9.73%	8.97%
Average tangible common shareholders' equity to average tangible assets	9.68%	9.05%	7.96%	7.70%	7.27%	9.37%	6.89%